Exhibit 10.10

BAXALTA INCORPORATED

Non-Employee Director Compensation Plan

(Effective July 1, 2015)

Terms and Conditions

1.	Purpose

This Non-Employee Director Compensation Plan (the “Plan”) is adopted by the Board of Directors (the “Board”) of Baxalta Incorporated (“Baxalta”). This Plan is adopted pursuant to the Baxalta Incorporated 2015 Incentive Plan (the “2015 Incentive Plan”), for the purposes stated in the 2015 Incentive Plan. Capitalized terms defined in the 2015 Incentive Plan that are used without being defined in the Plan will have the same meaning as in the 2015 Incentive Plan. All equity grants under this Plan are subject to the availability of shares under the 2015 Incentive Plan, and if the grants under this Plan on any date exceed the number of shares available on such date, the grants to each Participant shall be reduced pro rata. Notwithstanding the foregoing, in the event that Baxalta adopts additional equity incentive plans that provide for equity grants to non-employee directors, equity grants pursuant to this Plan may be made from shares available under such plans, and in such event all references in this Plan to the 2015 Incentive Plan shall be deemed to refer to the equity incentive plan under which such grants are made.

As of the date of adoption of this Plan, Baxalta is a wholly-owned subsidiary of Baxter International Inc. (“Baxter”). Baxter has announced its plan to distribute at least 80.1 percent of the Shares to the shareholders of Baxter in a spin-off transaction (the “Spin-Off”), on or about July 1, 2015. This Plan is being adopted by the Board in anticipation of the Spin-Off, and the effectiveness of the Plan is conditioned upon the completion of the Spin-Off. In the event that the Spin-Off does not occur, this Plan will be null and void and no person shall have any rights or obligations hereunder.

2.	Participants

Each member of the Board who is not an employee of Baxalta or any of its subsidiaries shall participate in the Plan (a “Participant”).

3.	Restricted Stock Units

3.1	On the date of Baxalta’s annual meeting of stockholders (the “Annual Meeting”) in each year beginning with the first Annual Meeting to be held after the Spin-Off, each Participant upon completion of the Annual Meeting shall, automatically and without necessity of any action by the Board or any committee thereof, receive the number of Full Value Awards in the form of restricted stock units (“Restricted Stock Units”) equal to the quotient of (A) $128,000 divided by (B) the Fair Market Value of a Share on the date of grant (rounded to the nearest whole number which is a multiple of ten) (the “Annual Restricted Stock Unit Grant Amount”).

3.2

Each Participant who is a member of the Board on the date of the Spin-Off, and who was not a member of the Baxter Board of Directors immediately prior to the Spin-Off (or did not receive an equity grant under the Baxter Non-Employee Director

Compensation Plan for 2015), shall, automatically and without necessity of any action by the Board or any committee thereof, receive the number of Restricted Stock Units equal to the quotient of (A) $128,000 divided by (B) the Fair Market Value of a Share on the date of grant (rounded to the nearest whole number which is a multiple of ten).

3.3	Each Participant elected or appointed on a date other than the date of an Annual Meeting (including Participants elected or appointed after the Spin-Off, but prior to the first Annual Meeting held after the Spin-Off) shall, on the date of such election or appointment and automatically and without necessity of any action by the Board or any committee thereof, receive the number of Restricted Stock Units equal to the product of (A) the Annual Restricted Stock Unit Grant Amount (as defined in Section 3.2) for the Restricted Stock Units awarded on the date of the immediately preceding Annual Meeting, multiplied by (B) the quotient of (i) the number of full calendar months before the next Annual Meeting divided by (ii) 12 (rounded to the nearest whole number which is a multiple of ten).

3.4	Restricted Stock Units may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, whether voluntarily, involuntarily or by operation of law.

3.5	Except as expressly provided in Sections 3.7, 3.8 and 7, all Restricted Stock Units shall vest on the date of and immediately prior to the next Annual Meeting following the date of grant.

3.6	Except as provided in Sections 3.7 and 3.8, if a Participant ceases service as a member of the Board before his or her Restricted Stock Units vest, the Participant will forfeit his or her unvested Restricted Stock Units immediately upon ceasing service as a member of the Board.

3.7	If a Participant dies while serving as a member of the Board, his or her unvested Restricted Stock Units will not be forfeited and will be fully vested immediately.

3.8	If a Participant becomes disabled and unable to continue service as a member of the Board, his or her Restricted Stock Units will not be forfeited and will, when the Participant ceases to serve as member of the Board, be fully vested.

3.9	No Participant receiving Restricted Stock Units shall have the rights of a stockholder with respect to those Shares underlying the Restricted Stock Units. Participants shall not be permitted to vote the Restricted Stock Units. Participants shall be permitted to receive cash payments equal to the dividends and distributions paid on Shares to the same extent as if each Restricted Stock Unit was a Share, and those Shares were not subject to the restrictions imposed by this Plan; provided, however, that no dividends or distributions shall be payable to or for the benefit of the Participant with respect to the record dates for such dividends or distributions occurring on or after the date, if any, on which the Participant has forfeited the Restricted Stock Units. Cash dividend and distribution equivalents paid on those Shares underlying the Restricted Stock Units pursuant hereto shall be reinvested in additional Restricted Stock Units.

3.10	Participants shall be eligible to defer payment and taxation of those Shares underlying the Restricted Stock Units otherwise payable under this Section 3 pursuant to the terms and conditions of the Baxalta Non-Employee Director Deferred Compensation Plan.

3.11	If requested by Baxalta, each Participant receiving Restricted Stock Units shall enter into an agreement with Baxalta incorporating the terms and conditions of this Plan. Subject to the terms of the 2015 Incentive Plan, after the Restricted Stock Units vest, Shares will be delivered to the Participant free and clear of all restrictions (or to the Participant’s legal representative, beneficiary or heir).

4.	Options

4.1	On the date of Baxalta’s Annual Meeting in each year beginning with the first Annual Meeting to be held after the Spin-Off, each Participant upon completion of the Annual Meeting shall, automatically and without necessity of any action by the Board or any committee thereof, be granted stock options (“Options”) having a value equal to $65,000, with the value to be determined by the Board or the Committee of the Board based on a Black-Scholes or other option valuation model in the discretion of the Board or the Committee (rounded to the nearest whole number which is a multiple of ten) (the “Annual Option Grant Amount”).

4.2	Each Participant who is a member of the Board on the date of the Spin-Off, and who was not a member of the Baxter Board of Directors immediately prior to the Spin-Off (or did not receive an equity grant under the Baxter Non-Employee Director Compensation Plan for 2015), shall, effective on the date of the Spin-Off, automatically and without necessity of any action by the Board or any committee thereof, be granted Options having a value equal to $65,000, with the value to be determined by the Board or the Committee of the Board based on a Black-Scholes or other option valuation model in the discretion of the Board or the Committee (rounded to the nearest whole number which is a multiple of ten).

4.3	Each Participant elected or appointed on a date other than the date of an Annual Meeting (including Participants elected or appointed after the Spin-Off, but prior to the first Annual Meeting held after the Spin-Off) shall, on the date of such election or appointment and automatically and without necessity of any action by the Board or any committee thereof, be granted an Option to purchase that number of Shares equal to the product of (A) the Annual Option Grant Amount (as defined in Section 4.2, subject to adjustment in accordance with the 2015 Incentive Plan) for each Option granted on the date of the immediately preceding Annual Meeting, multiplied by (B) the quotient of (i) the number of full calendar months before the next Annual Meeting divided by (ii) 12 (rounded to the nearest whole number which is a multiple of ten).

4.4	The purchase price for each Share subject to an Option shall be the Fair Market Value of a Share on the date of grant. The terms of each Option will be as set forth in this Plan and the 2015 Incentive Plan. To the extent that any provision of the Plan is inconsistent with the 2015 Incentive Plan, the 2015 Incentive Plan shall control. The Options are not intended to qualify as Incentive Stock Options within the meaning of Section 422 of the United States Internal Revenue Code.

4.5	Except as expressly provided in Sections 4.9, 4.10, 4.11 and 7, Options shall first become exercisable on the date of and immediately prior to the next Annual Meeting following the date of grant.

4.6	After an Option becomes exercisable and until it expires, it may be exercised in whole or in part, in the manner specified by Baxalta. Under no circumstances may an Option be exercised after it has expired. Shares may be used to pay the purchase price for Shares to be acquired upon exercise of an Option or fulfill any tax withholding obligation, subject to any requirements or restrictions specified by Baxalta.

4.7	Except as provided in Sections 4.9, 4.10 and 4.11, if a Participant ceases service as a member of the Board before his or her Option becomes exercisable, the Option will expire when the Participant ceases service as a member of the Board.

4.8	If a Participant ceases service as a member of the Board after his or her Option becomes exercisable, the Option will not expire but will remain exercisable. Subject to Sections 4.9, 4.10, 4.11 and 4.12, the Option will expire three months after the Participant ceases service as a member of the Board, unless the Participant dies or becomes disabled during such three month period in which case the Option will expire on the first anniversary of the date the Participant ceased serving as a member of the Board.

4.9	If a Participant dies while serving as a member of the Board, his or her Option will not expire and will remain, or immediately become, fully exercisable, as the case may be. Subject to Sections 4.11 and 4.12, the Option will expire on the fifth anniversary of the Participant’s death.

4.10	If a Participant becomes disabled and unable to continue service as a member of the Board, his or her Option will not expire and will remain, or when the Participant ceases to serve as member of the Board become, fully exercisable, as the case may be. Subject to Sections 4.11 and 4.12, the Option will expire on the fifth anniversary of the date the Participant ceases service as a member of the Board.

4.11	If a Participant who has served as a member of the Board for a continuous period of at least ten years (including for such purpose his or her service on the Board of Baxter immediately as of the date of the Spin-Off) or who is at least 72 years of age ceases to serve as a member of the Board (including without limitation by reason of death or disability), his or her Option will not expire and will remain, or when the Participant ceases to serve as member of the Board become, fully exercisable, as the case may be. Subject to Section 4.12, the Option will expire on the fifth anniversary of the date the Participant ceases service as a member of the Board.

4.12	Options that have not previously expired will expire at the close of business on the tenth anniversary of the date of grant. If an Option would expire on a date that is not a Business Day, it will expire at the close of business on the last Business Day preceding that date. A “Business Day” is any day on which the Shares are traded on the New York Stock Exchange.

4.13	An exercisable Option may only be exercised by the Participant, his or her legal representative, or a person to whom the Participant’s rights in the Option are transferred by will or the laws of descent and distribution or in accordance with rules and procedures established by the Committee.

4.13	The Board or the Committee may, in its sole discretion and without receiving permission from any Participant, substitute SARs for any or all outstanding Options. Upon the grant of substitute SARs, the related Options replaced by the substitute SARs shall be cancelled. The grant price of the substitute SAR shall be equal to the Exercise Price of the related Option, the term of the substitute SAR shall not exceed the term of the related Option, and the terms and conditions applicable to the substitute SAR shall otherwise be substantially the same as those applicable to the related Option replaced by the substitute SAR.

5.	Cash Compensation

5.1	Except as provided in the following sentence, Baxalta shall pay each Participant a meeting fee of $2,000 for each meeting of any committee of the Board attended, but for avoidance of doubt shall not pay any meeting fee for meetings of the Board, including situations where the Board meets as a committee of the whole. Participants acting as the chairperson of any committee of the Board shall receive an annual cash retainer of $15,000 for each committee chaired by him or her, except that a Participant acting as the chairperson of the Audit Committee shall receive an annual cash retainer of $20,000. Amounts payable within this Section 5.1 shall be paid quarterly in arrears and are payable if the Participant attends in person, by conference telephone, or by any other means permitted by the Delaware General Corporation Law and Baxter’s Bylaws, as amended and restated. For the purposes of determining the amount of such quarterly payment(s), a Participant must be a chairperson of a committee of the Board on or prior to the 15th day of a month in order to be entitled to receive such payment(s) with respect to that month. The first monthly retainer shall be paid for the month that includes the effective date of the Spin-Off if the Spin-Off occurs on or prior to the 15th day of such month, and otherwise for the first month following the month that includes the effective date of the Spin-Off.

5.2	Baxalta shall pay each Participant a total annual cash retainer of $65,000 per calendar year (“Annual Cash Retainer”). Baxalta shall pay an additional annual cash retainer of $140,000 per calendar year to the Chair of the Board (“Board Chair Retainer”). Both the Annual Cash Retainer and Board Chair Retainer shall be paid quarterly in arrears. For purposes of determining the amount of such quarterly payment(s), a Participant must be a member of the Board (and the Chair of the Board must be serving in such capacity) on or prior to the 15th day of a month in order to be entitled to receive such payment(s) with respect to that month. The first monthly retainer shall be paid for the month that includes the effective date of the Spin-Off if the Spin-Off occurs on or prior to the 15th day of such month, and otherwise for the first month following the month that includes the effective date of the Spin-Off.

5.3	Participants shall be eligible to defer payment of cash compensation otherwise payable under this Section 5 pursuant to the terms and conditions of the Baxalta Non-Employee Director Deferred Compensation Plan.

6.	Availability of Shares

If on any grant date, the number of Shares which would otherwise be granted in the form of Restricted Stock Units or subject to Options granted under the Plan shall exceed the number of Shares then remaining available under the 2015 Incentive Plan, the available shares shall be allocated among the Options and Restricted Stock Units to be granted Participants in proportion to the number of shares subject to Options and Restricted Stock Units that Participants would otherwise be entitled to receive, and allocated evenly between Restricted Stock Units and Options.

7.	Change in Control

Notwithstanding any other provision of the 2015 Incentive Plan or this Plan, if a Change in Control occurs then all Awards shall become immediately vested and exercisable. For purposes of the Plan, a “Change in Control” means the first to occur of any of the following: (i) any Person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Baxalta (not including in the securities beneficially owned by such Person any securities acquired directly from Baxalta or its Affiliates) representing 30% or more of the combined voting power of Baxalta’s then outstanding securities, excluding any Person who becomes such a beneficial owner in connection with a merger or consolidation of Baxalta or any direct or indirect subsidiary of Baxalta with any other corporation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of (A) any parent of Baxalta or the entity surviving such merger or consolidation or (B) if there is no such parent, of Baxalta or such surviving entity; (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date of grant, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Baxalta) whose appointment or election by the Board or nomination for election by Baxalta’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date of grant or whose appointment, election or nomination for election was previously so approved or recommended; (iii) there is consummated a merger or consolidation of Baxalta or any direct or indirect subsidiary of Baxalta with any other corporation or other entity, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of (A) any parent of Baxalta or the entity surviving such merger or consolidation or (B) if there is no such parent, of Baxalta or such surviving entity; or (iv) the shareholders of Baxalta approve a plan of complete liquidation or dissolution of Baxalta or there is consummated an agreement for the sale or disposition by Baxalta of all or substantially all of Baxalta’s assets, other than a sale or disposition by

Baxalta of all or substantially all of Baxalta’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of (A) any parent of Baxalta or of the entity to which such assets are sold or disposed or (B) if there is no such parent, of Baxalta or such entity.

8.	General Provisions

8.1	Subject to the limitations contained in Section 9 of the 2015 Incentive Plan, the Board or the Committee may, at any time and in any manner, amend, suspend, or terminate the Plan or any Award outstanding under the Plan.

8.2	Participation in the Plan does not give any Participant any right to continue as a member of the Board for any period of time or any right or claim to any benefit unless such right or claim has specifically accrued hereunder.

7